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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IXC Communications, Inc. 1996 Stock Plan and the IXC Communications, Inc. Amended and Restated 1994 Stock Plan and to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IXC Communications, Inc. Special Stock Plan and to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 of IXC Communications, Inc. for the registration of 97,481 shares of common stock and 1,400,000 shares of 7 1/4% Junior Convertible Preferred Stock (including any common stock issuable upon conversion thereof) of our report dated February 28, 1998, with respect to the consolidated financial statements of IXC Communications, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1997.

                                          Ernst & Young LLP

Austin, Texas
March 16, 1998